Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our report dated November 29, 2005 on the financial statements and financial highlights of the Capital Preservation Series of Security Income Fund in the Post-Effective Amendment No. 84 to the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information filed with the Securities and Exchange Commission under the Securities Act of 1933 (Registration No. 2-38414) and under the Investment Company Act of 1940 (Registration No. 811-02120).

                                                        /s/ Ernst & Young LLP

Kansas City, Missouri
January 27, 2006